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                                                                    EXHIBIT 10.5

                            MAXWELL LABORATORIES, INC.

                           DIRECTOR STOCK PURCHASE PLAN


1. PURPOSE

   The purpose of this Director Stock Purchase Plan (the "Plan") of Maxwell Laboratories, Inc. (the "Company"), is to encourage ownership in the Company by its outside directors whose services are considered essential to the Company's continued progress and thus to provide them with a further incentive to continue to serve as directors of the Company. The Plan is also intended to assist the Company through utilization of the incentives provided by the Plan to attract and retain experienced and qualified candidates to fill vacancies in the Board which may occur in the future.

2. ADMINISTRATION

   The Plan will be administered by the Board of Directors (the "Board") of the Company.

   Subject to the express provisions of the Plan, including the following paragraph 3, the Board will have authority to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; and to make all other determinations necessary or advisable for the administration of the plan.

3. AMENDMENT OF THE PLAN

   Without approval of the shareholders, no revision or amendment of the Plan shall increase the number of shares subject to the Plan (except as provided in Paragraph 10), change the designation of the class of directors eligible to purchase shares, or otherwise materially increase the benefits accruing to participants under the Plan. Subject to the preceding sentence, the Board shall have the authority to suspend or discontinue the Plan or amend it in any respect whatsoever.

4. PARTICIPATION IN THE PLAN

   Persons who are now or shall become incumbent directors of the Company who are not full-time employees of the Company or any subsidiary of the Company shall be eligible to participate in the Plan. A director of the Company shall not be deemed to be an employee of the Company solely by reason of the existence of a consulting contract between such director and the Company or any subsidiary thereof pursuant to which the director agrees to provide consulting services as an independent consultant to the Company or its subsidiaries on a regular or occasional basis for a stated consideration. The term "director" as used in this Plan shall include a "director emeritus".

5. STOCK SUBJECT TO THE PLAN

   The stock subject to the Plan shall consist of 50,000 shares of the $.10 par value Common Stock of the Company ("Common Stock"). Such shares may, as the Board shall from time to time determine, be either authorized and unissued shares of Common Stock or issued shares of Common Stock which have been reacquired by the Company.
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6. PURCHASE OPPORTUNITIES AND PRICE

   Eligible directors will be given the opportunity, from time to time following the effective date of the Plan, to purchase shares of Common Stock directly from the Company out of the pool of shares subject to the Plan. At the beginning of each calendar quarter commencing on or after the effective date of this Plan, the Company will notify the eligible directors of their opportunity to purchase shares and the total number of shares then remaining available for purchase hereunder. Any eligible director interested in purchasing shares shall notify the Vice President-Finance of the Company, in writing by mail or telefax, of the number of shares he desires to purchase. The purchase price for said shares shall be the fair market value of the shares. "Fair market value" for purposes hereof shall be defined as the closing price of the Common Stock as reported by NASDAQ on the day the director's notice is received by the Company, or if such day is not a trading day, on the trading day immediately preceding such receipt. The Company will confirm the director's price by return mail or fax and will issue certificates representing the shares purchased as soon as possible following receipt of payment from the director. If purchase requests are received from the directors for more shares than are then available to be purchased hereunder, the Company will reduce the number of shares to be purchased by the directors in proportion to the number originally requested.

7. ASSIGNMENT; TRANSFERABILITY

   The rights and benefits under this Plan may not be assigned or transferred and any attempted assignment or transfer of such rights and benefits shall be null and void. Rights to purchase stock under this Plan may be exercised only by eligible directors, and such rights terminate immediately with respect to an individual who ceases to be an eligible director for any reason.

8. LIMITATION OF RIGHTS

   Neither the Plan, nor any action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

   A director shall have no rights as a stockholder with respect to the shares he may seek to purchase hereunder until the date of the issuance to him or his representative of a stock certificate therefor.

9. ADJUSTMENTS

   (i) In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares which may be purchased under the Plan.

   (ii) In the event that the Company shall determine to merge, consolidate or enter into any other reorganization with or into any other corporation, or in the event of any dissolution or liquidation of the Company, then in any such event, at the election of the Board, (a) appropriate adjustment shall be made by the Board in the number and kind of shares which may be purchased under the
Plan, or (b) the Plan shall terminate as of the date of such merger, consolidation, reorganization, dissolution or liquidation. Upon any election by the Board to terminate the Plan pursuant to the provisions of clause (b) of this subparagraph (ii), no further shares may be purchased from and after the date of termination.
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   (iii) All adjustments and determinations under this Paragraph 9 shall be made by the Board, whose decisions as to what adjustments or determinations shall be made, and the extent thereof, shall be final, binding and conclusive.


10.  EFFECTIVE DATE AND DURATION OF THE PLAN

   The effective date of the Plan shall be January 1, 1995; provided, however, that in the event that shareholder approval of the Plan is not secured on or before such date, the Plan shall thereupon terminate. The Plan shall terminate ten (10) years after the effective date of the Plan (the "Automatic Termination Date") unless earlier terminated due to a lack of shareholder approval or discontinuance by the Board.

11.  USE OF PROCEEDS

   The proceeds received by the Company from the sale of its Common Stock pursuant to the Plan shall be added to the Company's general funds and used for general corporate purposes.

12.  COMPLIANCE WITH LAW, ETC.

   Notwithstanding any other provision of this Plan or agreements made pursuant hereto, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under this Plan prior to fulfillment of the following conditions:

   (i) Any registration or other qualification of such shares of the Company under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Board shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

   (ii) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Board shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

13.  NOTICE

   Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Vice President-Finance of the Company and shall become effective when it is received.

14.  GOVERNING LAW

   This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of Delaware and construed accordingly.